SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

Commission File No. 000-49628

TELEPLUS WORLD, CORP.
(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126
(Address of principal executive offices)

786-594-3939
(Issuer telephone number)

Teleplus Enterprises, Inc.
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
(Former Name and Address)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

With an effective date of October 19, 2007, Carlos Cardelle resigned from the Company as General Counsel to pursue other business and professional opportunities. Mr. Cardelle will continue to serve as a Director on the Company’s Board of Directors. There are no material disagreements between Mr. Cardelle and the Company and Mr. Cardelle’s resignation as General Counsel was voluntary.

Mr. Cardelle will assist the Company, as needed, during the interim phase of the position in order to provide for a seamless transition. In addition, the Company will continue to use the services of the outside law firm Arnstein & Lehr, LLP for its legal needs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS:

EXHIBIT 17 RESIGNATION LETTER OF CARLOS CARDELLE

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus World, Corp.

October 19, 2007	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

October 19, 2007	/s/ Cris Neely
Cris Neely
Chief Financial Officer